Exhibit 99.1
News Release

GHL ACQUISITION CORP. AND IRIDIUM
WELCOME FCC APPROVAL
STOCKHOLDER VOTE SCHEDULED FOR SEPTEMBER 23

NEW YORK, NY and BETHESDA, MD – August 17, 2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ) and Iridium Holdings LLC (“Iridium”) today issued the following statement in regard to the Federal Communications Commission (“FCC”) approval of the companies’ combination.

“We are pleased that the FCC has approved our transaction,” said Scott Bok, CEO of GHL Acquisition.  “With all regulatory approvals in hand, GHL Acquisition plans to hold a special meeting of its stockholders to seek  approval for the transaction on September 23, 2009. We are enthusiastic about bringing this to a close and are very pleased that Iridium continues to demonstrate why it is a strong investment for our shareholders.”

“The FCC’s approval moves Iridium one step closer to concluding this transaction and to strengthening our business for the future,” added Matt Desch, CEO of Iridium. “This is good news for us, our partners and our customers, and helps advance our plans to build our next-generation satellite constellation, Iridium NEXT.”

On September 23, 2008, GHL Acquisition and Iridium announced that GHL Acquisition would combine with Iridium in a transaction that furthers Iridium’s plans to build Iridium NEXT and would result in Iridium becoming a publicly traded company.  In connection with the transaction, on July 29, 2009, GHL Acquisition announced further progress toward its combination with Iridium with a warrant restructuring whereby GHL Acquisition entered into agreements with certain warrant holders. Under the terms of the agreements, approximately 26.8 million warrants issued by GHL Acquisition, including 4.0 million warrants held by Greenhill & Co., Inc. (“Greenhill”), GHL Acquisition’s sponsor, will be repurchased or restructured upon closing of its Iridium acquisition.  The warrants subject to those agreements, combined with those subject to previously disclosed agreements relating to warrant repurchases or forfeitures, represent approximately 69% of the 44.1 million GHL Acquisition warrants that would otherwise have been outstanding following the Iridium acquisition.  The effect of the agreements with warrant holders is to significantly reduce the number of fully diluted GHL Acquisition shares that will be outstanding following completion of the Iridium acquisition.

Stockholders of record as of August 27, 2009 will be able to attend and vote at the special stockholder meeting.  A definitive proxy statement is expected to be mailed to stockholders of GHL Acquisition around August 31, 2009.

About GHL Acquisition Corp.

GHL Acquisition Corp. is a special purpose acquisition company launched in February 2008, in an initial public offering raising $400 million of gross proceeds.  Founded by Greenhill, GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

About Iridium Holdings LLC

Iridium Holdings LLC (www.iridium.com) is the only mobile satellite service (“MSS”) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (“LEO”) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks.  Iridium’s subscriber growth has been driven by increasing demand for reliable, global communications.  Iridium serves commercial markets through a worldwide network of hundreds of distributors, and provides services to the U.S. Department of Defense, and other U.S. and international government agencies.  The company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation.  Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT, which will result in continued and new Iridium MSS offerings.  The company is headquartered in Bethesda, Md. and is currently privately held.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition and/or Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the estimates will be achieved, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s or Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

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Contact Info:

James Babski	Liz DeCastro
GHL Acquisition Corp.	Iridium
jbabski@greenhill.com	Liz.DeCastro@iridium.com
+1-212-372-4180	+1-301-571-6257